FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE EXPANDS FOOTPRINT IN UNITED KINGDOM

Acquires Two BMW and Mini Dealerships Southwest of London

HOUSTON, March 1, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that it acquired two BMW/Mini dealerships in the Southeast region of England. The four franchises are expected to generate approximately $161.5 million in estimated annual revenues and will complement Group 1’s three existing BMW/Mini dealerships in Hailsham, Brighton and Worthing.

The dealerships, Barons Farnborough and Barons Hindhead, are located approximately 25 miles southwest of London in the wealthy commuter belt of Surrey and Hampshire and are contiguous to Group 1’s existing dealerships.

“The acquisition of these two, large BMW/Mini dealerships will more than double the size of our U.K. operations, significantly increasing Group 1’s scale in the United Kingdom,” said Earl Hesterberg, Group 1’s president and chief executive officer. “We have been patiently looking for attractive growth opportunities in the United Kingdom and are very pleased with this acquisition. The Barons BMW/Mini dealerships are located in the same region as our existing dealerships and, with a strong regional management team already in place, the addition of these stores is an important step in expanding our U.K. footprint, which will now represent approximately five percent of Group 1’s total sales.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 100 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 / kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 / pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc.
713-627-2223 / cwoods@piercom.com